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                                                                   Exhibit 10.27

                               AMENDMENT NO. 2 TO

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

                          1999 LONG TERM INCENTIVE PLAN

            1. THE LAST SENTENCE OF SECTION 5(B) IS DELETED IN ITS ENTIRETY AND THE FOLLOWING LANGUAGE IS INSERTED IN PLACE THEREOF:

                  "The requirement of payment in cash will be deemed satisfied if the Participant has made arrangements satisfactory to the Company with a duly registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of shares of Common Stock being purchased so that the net proceeds of the sale transaction will at least equal the full exercise price and pursuant to which the broker-dealer undertakes to deliver the full exercise price to the Company not later than the later of (A) the settlement date of the sale transaction and
                  (B) the date on which the Company delivers to the broker-dealer the shares of Common Stock being purchased pursuant to the exercise of such option. This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Grant Agreement and in guidelines established by the Committee."

            2. THE FIRST SENTENCE OF SECTION 9 IS DELETED IN ITS ENTIRETY AND THE FOLLOWING LANGUAGE IS INSERTED IN PLACE THEREOF:

                  "Except as otherwise required by law or as provided under the New York Stock Exchange Rules, the Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that, except for adjustments under Paragraph 8(a) hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant."

            3. THE LAST SENTENCE OF SECTION 9 IS DELETED IN ITS ENTIRETY AND THE FOLLOWING LANGUAGE IS INSERTED IN PLACE THEREOF:

                  "Subject to the foregoing and except as otherwise required by law or as provided in the New York Stock Exchange Rules, the Company's Board of Directors may amend, suspend or terminate this Plan as it deems necessary and appropriate to better achieve the Plan's purpose."

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            4. ALL REFERENCES TO THE PLAN SHALL BE DEEMED TO REFER TO THE PLAN
AS AMENDED BY THIS AMENDMENT NO. 2.

            5. EXCEPT AS SPECIFICALLY AMENDED HEREBY, THE ORIGINAL PROVISIONS OF THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT.

            6. THIS AMENDMENT NO. 2 SHALL BE EFFECTIVE AS OF DECEMBER 10, 2002.


                                          R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                          By: /s/ McDara P. Folan, III
                                              ------------------------------
                                              McDara P. Folan, III
                                              Vice President, Deputy General
                                                Counsel and Secretary